Exhibit 10.3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE SECURITIES REPRSENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANFSER UNDER THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JUNE 21, 2024 BETWEEN THE COMPANY AND THE PURCHASER NAMED ON THE SIGNATURE PAGES THERETO.

FORM OF WARRANT TO PURCHASE COMMON STOCK

Company:	EOS Energy Enterprises, Inc., a Delaware corporation

Number of Shares:	[●] shares

Type/Series of Stock:	Common Stock of the Company (the “Common Stock”)

Warrant Price:	$0.01 per share

Issue Date:	[●]

Expiration Date:	[●]

Purchase & Credit Agreement:	This Warrant to Purchase Common Stock (“Warrant”) is issued pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of June 21, 2024 among CCM Denali Equity Holdings, LP (“Cerberus”) and the Company. This Warrant is issued in connection with the transactions contemplated by that certain Credit and Guaranty Agreement, dated as of June 21, 2024, among the Company, as the borrower, the guarantors party thereto, CCM Denali Debt Holdings, LP and various lenders party thereto and CCM Denali Debt Holdings, LP, as administrative and collateral agent (the “Credit Facility”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, Cerberus (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase the above-stated number of fully paid and non-assessable shares (the “Shares”) of the above-stated Type/Series of Stock (the “Class”) of the above-named company (the “Company”) at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 3 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. Capitalized terms used in this Warrant shall have the meanings set forth in the Securities Purchase Agreement unless otherwise defined in the body of this Warrant or in Section 4.17 below.

SECTION 1.  EXERCISE.

1.1  Method of Exercise. Holder may at any time and from time to time through the above-stated expiration date (the “Expiration Date”) exercise this Warrant, in whole or in part, by (i) delivering to the Company the duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 (a “Notice of Exercise”) (such date of delivery of the Notice of Exercise, the “Exercise Date”) and (ii) unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.3, payment of the aggregate above-stated warrant price (the “Warrant Price”) (by cash, check or wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company) for the Shares being purchased.

1.2   Company’s Failure to Timely Deliver Securities. If the Company, for any reason or for no reason, on or prior to the Share Delivery Date (as defined below):

(a) if the Company’s transfer agent (the “Transfer Agent”) is not participating in The Depositary Trust Company’s (“DTC”) Fast Automated Transfer Program (“FAST”), the Company is not then required to have a Registration Statement (as defined below) available for the resale of Shares pursuant to the terms of the Securities Purchase Agreement and the Company is otherwise unable to deliver (or to cause the Transfer Agent to deliver) the Shares electronically without any restrictive legend pursuant to applicable securities laws upon the advice of counsel, shall fail to issue and deliver (or to cause the Transfer Agent to deliver) to the Holder (or its designee) a certificate (which may be an electronic book entry statement) for the number of Shares to which the Holder is entitled and register such Shares on the Company’s share register;

(b) if the Transfer Agent is participating in FAST and the Company is not otherwise prohibited from delivering the Shares electronically without any restrictive legend pursuant to applicable securities laws upon the advice of counsel, shall fail to credit (or to cause the Transfer Agent to credit) the balance account of the Holder (or its designee) with DTC for such number of Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant ; or

(c) if a registration statement meeting the requirements set forth in Annex A of the Securities Purchase Agreement and covering the resale (as provided for in Annex A of the Securities Purchase Agreement) of the Shares by the Holder (a “Registration Statement”) that are the subject of the Notice of Exercise (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares and a Registration Statement is then required to be available pursuant to the terms of Annex A of the Securities Purchase Agreement, shall fail to promptly, but in no event later than as required pursuant to Annex A of the Securities Purchase Agreement, so notify the Holder and deliver (or cause the Transfer Agent to deliver) the Shares electronically without any restrictive legend by crediting such aggregate number of Shares to which the Holder is entitled pursuant to such exercise to the Holder’s (or its designee’s) balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in this clause (b) is herein referred as a “Notice Failure”; and each of the events described in the foregoing clause (a) and this clause (b) is herein referred to as a “Delivery Failure”), then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Date and for so long as such Delivery Failure is continuing an amount equal to 2.0% of the product of (A) the sum of the number of Shares not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date, and (Y) the Holder, upon written notice to the Company, may void its Notice of Exercise with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Notice of Exercise (including, for the avoidance of doubt, as to the Shares that were the subject of such voided Notice of Exercise); provided, however, that the voiding of a Notice of Exercise shall not affect the Company’s obligations to make any payments which have accrued up to but excluding the date of such notice of voiding pursuant to this Section 1.2 or otherwise.

(d) In addition to the foregoing, if on or prior to the Share Delivery Date either (I) (a) the Transfer Agent is not participating in FAST and the Company is not then required to have a Registration Statement available for the resale of Shares pursuant to the terms of Annex A of the Securities Purchase Agreement, and the Company shall fail to issue and deliver (or to cause the Transfer Agent to deliver) to the Holder (or its designee) a certificate (or electronic book entry statement) and register such Shares on the Company’s share register, or, (b) if the Transfer Agent is participating in FAST or the Company is then required to have a Registration Statement available for the resale of Shares pursuant to the terms of Annex A of the Securities Purchase Agreement, the Company shall fail (or shall fail to cause to the Transfer Agent) to credit the balance account of the Holder (or its designee) with DTC for the number of Shares to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below or (II) a Notice Failure occurs, and if on or after such Share Delivery Date the Holder acquires (in an open market transaction, stock loan or otherwise) shares of the Common Stock corresponding to all or any portion of the number of Shares issuable upon such exercise (i.e., equivalent to the Shares in respect of which an exercise has been made) that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure or Notice Failure, as applicable, then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after the Holder’s request and in the Holder’s discretion, either

(i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of the Common stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or certificates (which may be an electronic book entry statement or statements) representing such Shares or credit the balance account of such Holder (or its designee)with DTC for the number of Shares to which the Holder is entitled upon the Holder’s exercise hereunder and to issue such Shares (as the case may be) shall terminate, or

(ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates (which may be an electronic book entry statement or statements) representing such Shares or credit the balance account of such Holder (or its designee) with DTC for the number of Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Shares multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Notice of Exercise and ending on the date of such issuance and payment under this clause (ii).

Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing the Shares (or to electronically deliver such Shares) upon the exercise of this Warrant as required pursuant to the terms hereof. In addition to the foregoing rights, (I) if the Company fails to deliver the applicable number of Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Notice of Exercise (including the Shares that were the subject of such rescinded exercise); provided, however that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1.2 or otherwise, and (II) if a Registration Statement covering the resale of the Shares that are subject to a Notice of Exercise is not available, but is then required to be available pursuant to Annex A of the Securities Purchase Agreement for the resale of such Shares, and the Holder has submitted a Notice of Exercise prior to receiving notice of the non-availability of such Registration Statement and the Company has not already delivered the Shares underlying such Notice of Exercise electronically without any restrictive legend by crediting such aggregate number of Shares to which the Holder is entitled pursuant to such exercise to the Holder’s (or its designee’s) balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Notice of Exercise in whole or in part and retain and/or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Notice of Exercise (including the Shares that were the subject of such rescinded exercise); provided, however, that the rescission of a Notice of Exercise shall not affect the Company’s obligation to make any payments that have accrued up to but excluding the date of such notice pursuant to this Section 1.2 or otherwise, and/or (y) switch some or all of such Notice of Exercise from a cash exercise to a Cashless Exercise.

1.3   Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder shall have the right to elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised (“Cashless Exercise”). Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X =	(Y(A-B))/A

where:

X =	the number of Shares to be issued to the Holder;

Y =	the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A =	the fair market value (as determined pursuant to Section 1.4 below) of one Share; and

B =	the Warrant Price.

If the Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Shares take on the registered characteristics of the Warrants being exercised. For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the above-stated Issue Date (the “Issue Date”), it is intended that the Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement and Credit Facility.

1.4   Fair Market Value.

(a) If the Common Stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, the fair market value of a Share shall be the lesser of (i) the closing price or last sale price of a share of Common Stock reported for the Business Day immediately before the date on which Holder delivers its Notice of Exercise to the Company or (ii) the average closing price or last sale price of the Common Stock reported for the five (5) Business Days immediately before the date on which Holder delivers its Notice of Exercise to the Company (or, if the Shares have not been actively trading during the five (5) business days prior to the applicable date of determination, the last sale price of the Common Stock for the Business Day immediately prior to the applicable date of determination).

(b) If the fair market value cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the fair market value of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder.

(c) In the case of any dispute as to the determination of fair market value as determined in accordance with this Section 1.4, any closing price or sales price of the Shares, the arithmetic calculation of the Warrant Price or the number of Shares for which this Warrant is exercisable, or any other computation required to be made hereunder (each a “Disputed Calculation”), the Company or the holder (as the case may be) (the “Disputing Party”) shall notify the other party (the “Responding Party”) of the dispute via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such holder at any time after such holder learned of the circumstances giving risk to such dispute. If the Disputing Party and the Responding Party are unable to properly resolve such dispute relating to such Disputed Calculation, or the arithmetic calculation of such Disputed Calculation (as the case may be), at any time after the fifth (5th) Business Days following such initial notice by the Disputing Party to the Responding Party, then the Disputing Party may select and submit to the Responding Party via electronic email a list of independent reputable investment banks to resolve such dispute (the “Disputing Party’s Selection List”). If the Responding Party objects to all such independent, reputable investment banks included in the Disputing Party’s Selection List, then the Responding Party may submit to the Disputing Party via electronic mail an alternative list of an independent, reputable investment banks (the “Responding Party’s Selection List”) within ten (10) Business Days of receiving the Disputing Party’s Selection List. If the Disputing Party objects to all such independent, reputable investment banks on the Responding Party’s Selection List, then the Disputing Party must notify the Responding Party via electronic mail of such objection within ten (10) Business Days of receiving the Responding Party’s Selection List (the “Selection Deadline”). Following which, each of the Disputing Party and the Responding Party shall select an independent, reputable investment bank within five (5) Business Days of the Selection Deadline (the “Alternative Selection Deadline”), and the two selected independent, reputable investment banks shall have five (5) Business Days from the Alternative Selection Deadline to select a third independent, reputable investment bank to resolve the dispute (the “Final Selection Deadline”). The Disputing Party and the Responding Party shall take all such reasonable steps necessary to jointly engage the appointed bank as shortly thereafter as reasonably possible, and in any event, within ten (10) Business Days of the selection.

(i) The Disputing Party and the Responding Party shall each deliver to the investment bank engaged pursuant to the procedures of Section 1.4(c) (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 1.4(c) and (B) written documentation supporting such respective party’s position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such investment bank was engaged (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Disputing Party and the Responding Party fails to raise any claims in the Required Dispute Documentation it submits by the Dispute Submission Deadline, then the party who fails to raise such claim in the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) raise such claim to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on claims raise in the Required Dispute Documentation that was delivered to such Third-Party Advisor prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Disputing Party and the Responding Party or otherwise requested by such investment bank, neither the Disputing Party nor the Responding Party shall be entitled to deliver or submit any written documentation or other support to such Third-Party Advisor in connection with such dispute (other than the Required Dispute Documentation).

(ii) The Disputing Party and the Responding Party shall use their reasonable best efforts to cause the investment bank engaged pursuant to this Section 1.4(c) to determine the resolution of such dispute and notify the Disputing Party and the Responding Party of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. Such investment bank’s determination of such disputed matter(s) shall be binding upon all parties absent demonstrable error. The fees and expenses of such investment bank shall be borne solely by the Company.

(iii) Notwithstanding anything to the contrary set forth in this Section 1.4(c), nothing in this Section 1.4(c) shall limit a holder’s right to pursue any and all remedies available to it, at law, in equity or otherwise, including, without limitation, any action seeking the entry of an order specifically enforcing the terms and conditions hereof, granting injunctive relief and/or awarding damages arising from any breach or threatened breach of this Section 1.4(c) or any other Section hereof. Any holder may choose to seek an alternative remedy in lieu of or in addition to effectuating the dispute resolution procedures provided in this Section 1.4(c) by providing written notice to the Corporation of its intent to do so at any time prior to the Selection Deadline.

1.5  Delivery of Shares. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of a Notice of Exercise with respect to less than all of the Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant (for the avoidance of doubt, containing the same terms, rights and conditions, as would be contained in a Warrant issued in compliance with Section 1.7) evidencing the right to purchase the remaining number of Shares underlying the Warrant. Execution and delivery of a Notice of Exercise for all of the then-remaining Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Shares in accordance with the terms hereof.

On or before the first (1st) Trading Day following the date on which the Company has received a Notice of Exercise, the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of such Notice of Exercise, in the form attached hereto as Appendix 2, to the Holder . On or before the first (1st) Trading Day following the date on which the Company has received such Notice of Exercise (or such earlier date as required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law, rule or regulation for the settlement of a trade of such Shares initiated on the applicable Exercise Date), the Company shall (X) provided that the Transfer Agent is participating in FAST and the Company is not otherwise prohibited from delivering the Shares electronically without any restrictive legend pursuant to applicable securities laws upon advice of counsel, upon the request of the Holder, credit such aggregate number of Shares to which the Holder is entitled pursuant to such exercise to the Holder’s (or its designee’s) balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in FAST and the Company is otherwise unable to deliver the Shares electronically without any restrictive legend pursuant to applicable securities laws upon the advice of counsel, upon the request of the Holder, issue and deliver (via reputable overnight courier or electronic mail, as applicable) to the address as specified in the Notice of Exercise, a certificate (which may be an electronic book entry statement), registered in the name of the Holder or its designee, for the number of Shares to which the Holder shall be entitled pursuant to such exercise. Upon delivery of a Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Shares with respect to which this Warrant has been exercised, irrespective of the date such Shares are credited to the Holder’s DTC account or the date of delivery of the certificates (or electronic book entry statements) evidencing such Shares (as the case may be). Notwithstanding that the Holder shall not be required to deliver or submit this Warrant in order effectuate an exercise, if the original of this Warrant is submitted in connection with an exercise pursuant to this Section 1 and the number of Shares represented by this Warrant is greater than the number of Shares being acquired upon such exercise and submission of this Warrant to the Company by the Holder, then, the Company shall as soon as practicable and in no event later than two (2) Business Days after such exercise and submission and at the Company’s own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 1.7) representing the right to purchase a number of Shares equal to (i) the number of Shares purchasable pursuant to this Warrant immediately prior to such exercise under this Warrant, less (ii) the number of Shares with respect to which this Warrant is so exercised. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Shares upon exercise of this Warrant. The Company’s failure to deliver Shares to the Holder on or prior to the later of (i) one (1) Trading Day after receipt of the applicable Notice of Exercise (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade of such Shares initiated on the applicable Exercise Date) and (ii) one (1) Trading Day after the Company’s receipt of the aggregate Warrant Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Date”) shall be a breach of this Warrant. From the Issue Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in FAST.

1.6  Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount in accordance with Section 1.7 below.

1.7  Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant (whether to the Holder or a transferee thereof), such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 1.6 or Section 4.5, the Shares underlying this Warrant designated by the Holder which, when added to the number of Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issue Date, and (iv) shall have the same terms, rights and conditions as this Warrant.

1.8  Reservation of Shares.

(a) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock that is not less than 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under all of the Warrants (the “SPA Warrants”) then outstanding or issuable pursuant to the Securities Purchase Agreement and the Credit Facility (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided, however, that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1.8 be reduced other than proportionally to the number of Shares delivered in connection with any exercise of the SPA Warrants or such other event covered by Section 3.

(b) Insufficient Authorized Shares. If, notwithstanding Section 1.8(a), and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock such that the Company shall have sufficient authorized shares of Common Stock in order to enable the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors (the “Board”) to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at any such time of an Authorized Share Failure, the Company is able to obtain the written consent of two-thirds of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock in order to enable the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the Commission an Information Statement on Schedule 14C. In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Notice of Exercise with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 1.8(b); plus (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Price payment amount, brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this Section 1.8(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement. An Authorized Share Failure which remains uncured for more than thirty (30) consecutive Trading Days shall be an “Event of Default” under the Credit Facility.

1.9 Voting in Director Elections. At all times when the holders of preferred stock issued pursuant to the Securities Purchase Agreement have a right to appoint at least one (1) director, Holder agrees not to vote any shares of Common Stock it receives upon exercise of this Warrant in any election of directors.

SECTION 2.  PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

2.1 Purchase Rights. In addition to any adjustments pursuant to Section 3 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Shares acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Beneficial Ownership Cap (as defined below)) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties (as defined below) exceeding the Beneficial Ownership Cap, then the Holder shall not be entitled to participate in such Purchase Right to the extent of such excess of the Beneficial Ownership Cap (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Cap, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

2.2  Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 2.2 pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the Warrant Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 2.1, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 2 hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 2.2 to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 2.1, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant) (the “Corporate Event Consideration”). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

2.3  Acceleration Redemption. Notwithstanding the foregoing and the provisions of Section 2.2 above, at the request of the Holder delivered at any time after the occurrence of an acceleration under the Credit Facility, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Closing Sale Price on the date of such request less the Warrant Price.

2.4  Equity Issuance Limit. Notwithstanding anything to the contrary herein, the Company shall not issue to any Holder, and no Holder may acquire, a number of shares of Common Stock upon any exercise of this Warrant to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Securities and Exchange Commission (including shares held by any “group” of which such Holder is a member, but excluding shares beneficially owned by virtue of the ownership of any securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) (collectively, the “Attribution Parties”) (i) prior to the receipt of the Requisite Stockholder Approval (as defined in the Credit Facility), would exceed 19.99% of the total number of shares of Common Stock then issued and outstanding as of the Initial Funding Date and (ii) and following receipt of the Requisite Stockholder Approval, would exceed 49.9% of the number of shares of Common Stock then issued and outstanding (such percentage limits on the shares of Common Stock pursuant to (i) and (ii), the “Beneficial Ownership Cap”); provided, however, that the Beneficial Ownership Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act. Notwithstanding the foregoing, by written notice to the Company, upon receipt of the Requisite Stockholder Approval, any Holder may amend the Beneficial Ownership Cap percentage with respect to such Holder to any percentage that is lower than or equal to 49.9%. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the percentage held by any Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of a Holder, the Company shall, within two (2) trading days, confirm orally and in writing (which may be by e-mail) to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including Series B Preferred Stock (as defined in the Securities Purchase Agreement) and SPA Warrants, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder.

SECTION 3.  ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

3.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in Common Stock or other securities or property (including in the form of cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property (including cash) which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased, provided the aggregate Warrant Price for the Shares shall remain the same. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased, provided the aggregate Warrant Price for the Shares shall remain the same.

3.2 Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, provided the aggregate Warrant Price of the Shares shall remain the same and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 3.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

3.3 Adjustment for Issuance of Applicable Shares.

(a)    Subject to the requirements of Section 3.3(b) below, if the Company shall issue or sell any Shares (other than shares included in the Excluded Issuances, as defined below) (the “Applicable Shares”), Options, warrants, Convertible Securities and similar instruments exercisable or otherwise convertible or exchangeable for Applicable Shares, in each case without consideration or for a consideration per Share initially deliverable upon issuance, conversion or exchange of such securities less than the quotient of (x) the product of (i) the fair market value (as calculated in accordance with Section 1.4) of the Common Stock on the Issue Date (as proportionately adjusted to account for stock splits, stock combinations, stock dividends or other distributions and recapitalizations affecting the Common Stock) (the “Original Price”) multiplied by (ii) the number Shares originally issuable upon exercise of this Warrant on the Issue Date (as adjusted to account for any transfers or exercises of this Warrant and as proportionately adjusted to account for stock splits, stock combinations, stock dividends or other distributions and recapitalizations affecting the Common Stock) divided by (y) the number of Shares then issuable upon exercise of this Warrant (the “Original Issue Price Per Share”), then, effective immediately upon such issuance or sale, the number of Shares issuable upon exercise of this Warrant immediately prior to any such issuance or sale shall be increased (such number of additional Shares, the “Anti-dilution Shares”), and shall not be reduced, in accordance with the following formula:

S1 = S x [(OS + D) / (OS + PS)]

S1 =	new number of Shares issuable upon exercise of this Warrant

S =	then applicable number of Shares issuable upon exercise of this Warrant immediately prior to the issuance or sale

OS =	the number of Shares outstanding immediately prior to the issuance of such securities

D =	the maximum number of Shares deliverable upon issuance of such securities

PS =	the aggregate number of Shares which the aggregate amount of consideration received by the Company upon such issuance or sale would have purchased at the Original Issue Price Per Share.

(b) Prior to the receipt of the Requisite Stockholder Approval, the number of shares issuable upon exercise of this Warrant shall not be increased by Anti-dilution Shares in connection with any issuance or sale, however, provided, that the aggregate number of shares of Common Stock equal to the Series A-1 Liquidation Value (as defined in the Certificate of Designations for the Series A-1 Preferred Stock) of all of the outstanding shares of Series A-1 Preferred Stock shall be increased by the number of Anti-Dilution Shares that would otherwise be required to be added to the number of Shares issuable upon exercise of this Warrant by this Section 3.3 in connection with such issuance or sale.

(c) Upon the expiration or termination of any unexercised Options, warrants, Convertible Securities and similar instruments exercisable or otherwise convertible or exchangeable for Applicable Shares (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the number of shares issuable upon exercise of this Warrant, the number of shares issuable under this Warrant shall be readjusted to such number of shares as would have been issuable had such Options, warrants, Convertible Securities and similar instruments exercisable or otherwise convertible or exchangeable for Applicable Shares (or portion thereof) never been issued.

3.4 Exceptions to Adjustments. Except as specifically provided for herein, there shall be no adjustment or readjustment to the number of Shares issuable in the following circumstances (each of the following, an “Excluded Issuance”): (1) securities issued to the Company’s lenders pursuant to the Credit Agreement or Securities Purchase Agreement or upon the conversion of preferred stock issued pursuant to the Credit Agreement or Securities Purchase Agreement or the exercise of this Warrant or any of the other SPA Warrants; (2) upon conversion, exercise or exchange of securities, including convertible debt securities and convertible debt securities issued as payment-in-kind interest thereon, outstanding prior to the Initial Closing Date (as defined in the Credit Facility); (3) pursuant to agreements in effect as of the Initial Closing Date (provided that such agreements are not amended after the Initial Closing Date to increase the number of securities, reduce the consideration payable in connection with such securities, or otherwise change the terms of such agreements so as to have a dilutive effect on this Warrant); and (4) pursuant to the Company’s management, directors or other service providers as part of compensation and incentive programs approved by the Board.

3.5 Certain Events. If any event of the type contemplated by the provisions of this Section 3.5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features that is not an Excluded Issuance) occurs, then the Board shall make an appropriate adjustment in the number of the Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 3; provided, that no such adjustment pursuant to this Section 3.5 shall increase the Warrant Price or decrease the number of the Shares issuable hereunder.

3.6 No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (a) the fair market value (as determined in accordance with Section 1.4 above) of a full Share, less (b) the then-effective Warrant Price.

3.7 Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Executive Officer or Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.

SECTION 4. MISCELLANEOUS.

4.1 (a) Term and Automatic Conversion Upon Expiration. Subject to the provisions of Section 2.2 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 5:00 P.M. Eastern time, on the Expiration Date and shall be void thereafter.

(b) Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.4 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.3 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder (and if the Company’s shares are uncertificated, the Company shall deliver reasonably satisfactory evidence to the Holder signifying the valid issuance of such uncertificated shares) in accordance with Section 1.5 above.

4.2 Legends. The Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE COMMON STOCK ISSUED BY THE ISSUER TO CCM DENALI EQUITY HOLDINGS, LP DATED ____________, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any Affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act, provided that, Holder represents that it has complied with Rule 144 in reasonable detail, the selling broker represents that it has complied with Rule 144, and the Company is provided with a copy of Holder’s proposed notice of sale.

4.4 No Impairment; Further Assurances. The Company will not, by amendment of its certificate of incorporation or bylaws, each as in effect as of the Issue Date, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by Holder in order to protect the exercise privilege of Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company (i) will not increase the par value of any Shares above the Warrant Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Shares upon the exercise of this Warrant.

4.5 Transfer Procedure. Subject to the provisions of Section 4.3 and upon providing the Company with written notice, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee shall make to the Company each of the representations and warranties set forth in Section 3.2 of the Securities Purchase Agreement and agree in writing with the Company to be bound by all of the terms and conditions of this Warrant.

4.6 Binding on Successors. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

4.7 Taxes. The Company will pay all taxes (other than taxes based upon income) and other lock-up governmental charges that may be imposed with respect to the issuance or delivery of the Shares, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of the Shares in a name other than that of the Holder.

4.8 Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first (1st) Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 4.8. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

CCM DENALI EQUITY HOLDINGS, LP

c/o Cerberus Capital Management, L.P.

875 Third Avenue, 10th Floor

New York, NY 10022

Attn: [xxx]

Phone: [xxx]

Email: [xxx]

Attn: [xxx]

Email: [xxx]

With a copy (which shall not constitute notice) to:

COOLEY LLP
3 Embarcadero Center
20th Floor
San Francisco, CA 94111-4004
Attn: Matthew Bartus and David Peinsipp

Email: mbartus@cooley.com; dpeinsipp@cooley.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

EOS ENERGY ENTERPRISES, INC.
3920 Park Avenue
Edison, New Jersey 08820
Attention: [xxx]
Email: [xxx]

CC: [xxx]

Email: [xxx]

With a copy (which shall not constitute notice) to:

HAYNES AND BOONE LLP

30 Rockefeller Plaza

26th Floor

Attention: Alexander Grishman; Gilbert Porter; Matthew Fry

Email: alexander.grishman@haynesboone.com; gilbert.porter@haynesboone.com; matt.fry@haynesboone.com

Telephone: (212) 918-8965; (212) 659-4965; (214) 651-5443

4.9 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.10 Attorneys’ Fees. Subject to the provisions of Section 1.4(c), in the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.11 Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

4.12 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles that would result in the application of any other than the laws of the State of New York.

4.13 Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

4.14 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

4.15 Registration of Warrants. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

4.16 Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon ten (10) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

4.17 Certain Definitions.

(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b) “Attribution Parties” shall have the meaning set forth in Section 2.4.

(c) “Beneficial Ownership Cap” shall have the meaning set forth in Section 2.4.

(d) “Bloomberg” means Bloomberg, L.P.

(e) “Business Day” is any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the State of New York generally are open for use by customers on such day.

(f) “Buy-In Price” shall have the meaning set forth in Section 1.4(d)(i).

(g) “Cashless Exercise” shall have the meaning set forth in Section 1.3.

(h) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries, (iv) any acquisition of this Warrant or any acquisition by any Holder of this Warrant of additional shares of capital stock of the Company or (v) bona fide arm’s length acquisitions by the Company with one or more third parties as long as holders of the Company’s voting power as of the Issue Date continue after such acquisition to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of at least 51% of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such acquisition. For the avoidance of doubt, a Change of Control will not be deemed to have occurred as a result of any preemptive rights issuance pursuant to the terms of the Series B Preferred Stock.

(i) “Closing Sale Price” means, for any security as of any date, (i) the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Quotestream or other similar quotation service provider designated by the Holder, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Quotestream or other similar quotation service provider designated by the Holder, or (ii) if the foregoing does not apply, the last trade price of such security in the over-the-counter market for such security as reported by Quotestream or other similar quotation service provider designated by the Holder, or (iii) if no last trade price is reported for such security by Quotestream or other similar quotation service provider designated by the Holder, the average of the bid and ask prices of any market makers for such security as reported by Quotestream or other similar quotation service provider designated by the Holder. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security (as determined in accordance with Section 1.4), then such dispute shall be resolved in accordance with the procedures in Section 1.4(c). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(j) “Common Stock” means the Company’s common stock, par value $0.0001, and any other class of securities into which such securities may hereafter be reclassified or changed.

(k) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(l) “Credit Facility” means that certain Credit and Guaranty Agreement, dated as of June 21, 2024, among the Company, as the borrower, the guarantors party thereto, CCM Denali Debt Holdings, LP and various lenders party thereto and CCM Denali Debt Holdings, LP, as administrative and collateral agent.

(m) “Delivery Failure” shall have the meaning set forth in Section 1.2(c).

(n) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, Nasdaq Capital Market, or equivalent national securities exchange.

(o) “Exchange Act” shall have the meaning set forth in Section 1.5.

(p) “Excluded Issuance” shall have the meaning set forth in Section 3.4.

(q) “Exercise Date” shall have the meaning set forth in Section 1.1.

(r) “Expiration Date” shall have the meaning set forth in Section 1.1.

(s) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or any Affiliate of any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction. For the avoidance of doubt, this subsection (i) shall not apply to the Holder or its affiliates.

(t) “Holder” means Cerberus, together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof.

(u) “Issue Date” means [●], 2024.

(v) “Notice Failure” shall have the meaning set forth in Section 1.2(c).

(w) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(x) “Original Issue Price Per Share” shall have the meaning set forth in Section 3.3(a).

(y) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(z) “Person” and “Persons” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(aa) “Principal Market” means the principal securities exchange or trading market where such Common Stock is listed or quoted, including but not limited to any tier of the OTC Markets, any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), or the NYSE American, or any successor to such markets.

(bb) “Registration Statement” shall have the meaning set forth in Section 1.2(c).

(cc) “Required Reserve Amount” shall have the meaning set forth in Section 1.8(a).

(dd) “Share Delivery Date” shall have the meaning set forth in Section 1.5.

(ee) “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of June 21, 2024 among Cerberus and the Company.

(ff) “SPA Warrants” shall have the meaning set forth in Section 1.8(a).

(gg) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(hh) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(ii) “Trading Day” means any day on which the Common Stock is listed or quoted on its Principal Market, provided, however, that if the Common Stock is not then listed or quoted on any Principal Market, then any calendar day.

(jj) “Warrant Register” shall have the meaning set forth in Section 4.15.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Common Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

EOS ENERGY ENTERPRISES, INC.

By:
Name:
Title:

“HOLDER”

CCM DENALI EQUITY HOLDINGS, LP

By:
Name:
Title:

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned Holder hereby exercises its right purchase ___________ shares of the Common Stock of __________________ (the “Company”) in accordance with the attached Warrant To Purchase Common Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

[●]	check in the amount of $________ payable to order of the Company enclosed herewith

[●]	Wire transfer of immediately available funds to the Company’s account

[●]	Cashless Exercise pursuant to Section 1.2 of the Warrant

[●]	Other [Describe]

2. Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Securities Purchase Agreement as of the date hereof.

HOLDER:

By:
Name:
Title:
(Date):

APPENDIX 2

ACKNOWLEDGMENT

The Company hereby acknowledges this Notice of Exercise and hereby confirms it will instruct the Transfer Agent to issue _____________ number of shares of Common Stock in accordance with the Notice of Exercise and the delivery requirements of Section 1.5 of the Warrant. .

EOS ENERGY ENTERPRISES, INC.

By:
Name:
Title: